Exhibit 99.2
1 PTC Therapeutics – JP Morgan 2025 Matthew B. Klein, MD CEO PTC Therapeutics 2025 Pam and Kelsey living with PKU

PTC Therapeutics – JP Morgan 2025

3 PTC Therapeutics – JP Morgan 2025

PTC Therapeutics – JP Morgan 2025 This presentation contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this presentation, other than statements of historic fact, are forward-looking statements, including statements with respect to 2025 total revenue guidance and 2025 operating expenditure guidance and statements regarding: the future expectations, plans and prospects for PTC, including with respect to the expected timing of clinical trials and studies, availability of data, regulatory submissions and responses, commercialization and other matters with respect to its products and product candidates; PTC's strategy, future operations, future financial position, future revenues, projected costs; and the objectives of management. Other forward-looking statements may be identified by the words, "guidance," "plan," "anticipate," "believe," "estimate," "expect," "intend," "may," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions. PTC's actual results, performance or achievements could differ materially from those expressed or implied by forward-looking statements it makes as a result of a variety of risks and uncertainties, including those related to: the outcome of pricing, coverage and reimbursement negotiations with third party payors for PTC's products or product candidates that PTC commercializes or may commercialize in the future; PTC's ability to maintain its marketing authorization of Translarna for the treatment of nmDMD in Brazil, Russia, the European Economic Area (EEA) and other regions, including whether the European Commission adopts the negative opinion from the Committee for Medicinal Products for Human Use (CHMP) for the conditional marketing authorization for Translarna in the EEA, or PTC's ability to identify other potential mechanisms by which it may provide Translarna to nmDMD patients in the EEA; PTC's ability to use the clinical data from its international drug registry study and real-world evidence concerning Translarna's benefits to support a continued marketing authorization for Translarna for the treatment of nmDMD in the EEA; PTC's ability to use the results of Study 041, a randomized, 18-month, placebo-controlled clinical trial of Translarna for the treatment of nmDMD followed by an 18-month open-label extension, and from its international drug registry study to support a marketing approval for Translarna for the treatment of nmDMD in the United States; whether investigators agree with PTC's interpretation of the results of clinical trials and the totality of clinical data from its trials in Translarna; expectations with respect to PTC's license and collaboration agreement with Novartis Pharmaceuticals Corporation including its right to receive any upfront payment, development, regulatory and sales milestones, profit sharing and royalty payments from Novartis; expectations with respect to Kebilidi and Upstaza, including commercialization, manufacturing capabilities, and the potential achievement of sales milestones and contingent payments that PTC may be obligated to make; expectations with respect to sepiapterin, including any regulatory submissions and potential approvals, commercialization, and the potential achievement of development, regulatory and sales milestones and contingent payments that PTC may be obligated to make; expectations with respect to vatiquinone, including any regulatory submissions and potential approvals, commercialization, and the potential achievement of regulatory and sales milestones and contingent payments that PTC may be obligated to make; expectations with respect to the commercialization of Evrysdi under PTC's SMA collaboration; expectations with respect to the commercialization of Tegsedi and Waylivra; significant business effects, including the effects of industry, market, economic, political or regulatory conditions; changes in tax and other laws, regulations, rates and policies; the eligible patient base and commercial potential of PTC's products and product candidates; PTC's scientific approach and general development progress; PTC's ability to satisfy its obligations under the terms of its lease agreements; the sufficiency of PTC's cash resources and its ability to obtain adequate financing in the future for its foreseeable and unforeseeable operating expenses and capital expenditures; and the factors discussed in the "Risk Factors" section of PTC's most recent Annual Report on Form 10-K, as well as any updates to these risk factors filed from time to time in PTC's other filings with the SEC. You are urged to carefully consider all such factors. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that any product will receive or maintain regulatory approval in any territory, or prove to be commercially successful, including Translarna, Emflaza, Kebilidi, Upstaza, Evrysdi, Tegsedi, Waylivra, sepiapterin or vatiqunone. The forward-looking statements contained herein represent PTC's views only as of the date of this presentation and PTC does not undertake or plan to update or revise any such forward-looking statements to reflect actual results or changes in plans, prospects, assumptions, estimates or projections, or other circumstances occurring after the date of this presentation except as required by law. Forward Looking Statements 4

PTC Therapeutics – JP Morgan 2025 Execution in 2024 Provides Foundation for Success 5 Advanced Programs from Innovative Scientific Platforms Strong Cash Position Outstanding Revenue Performance All Development Milestones Achieved

PTC Therapeutics – JP Morgan 2025 Four U.S. Regulatory Approval Applications Submitted in 2024 6 AADC Gene Therapy BLA Approved Sepiapterin PKU NDA Accepted Translarna nmDMD NDA Accepted Vatiquinone Friedreich’s Ataxia NDA Submitted

PTC Therapeutics – JP Morgan 2025 Outstanding 2024 Revenue Performance Driven by Inline Products Unaudited Total Revenue ~$814M 2024 7

PTC Therapeutics – JP Morgan 2025 Strong Cash Position Enables Future Revenue Growth and R&D Innovation 8 Reach Cashflow Breakeven Without Additional Capital Support Commercial Launches and Innovative R&D Programs Fund BD Activities to Complement Product Portfolio

PTC Therapeutics – JP Morgan 2025 Research Platforms Provide Continuous Source of Innovative Therapies 9 Splicing Inflammation & Ferroptosis

PTC Therapeutics – JP Morgan 2025 Translarna DMD FDA Approval Decision* Numerous Potential Value-Creating Milestones Expected in 2025 *No action date provided 10 **If priority review granted Vatiquinone FA FDA Approval Decision** Sepiapterin PKU CHMP Opinion Q1 Q2 Q3 Q4 Vatiquinone FA NDA Acceptance Study Readout Sepiapterin PKU FDA Approval Decision Sepiapterin PKU J-NDA Approval Decision

PTC Therapeutics – JP Morgan 2025 2025 Revenue and OPEX Guidance *Includes in-line products, potential new product launches and royalty revenue from Evrysdi. **Non-GAAP measure which excludes estimated non-cash, stock-based compensation expense of approximately $75 million. GAAP R&D and SG&A expense for the full year 2025 is anticipated to be between $805 and $835 million. OPEX Guidance** $730-760M Revenue Guidance* $600-800M 2025 11

12 PTC Therapeutics – JP Morgan 2025 Sepiapterin PKU Program Owen living with PKU

PTC Therapeutics – JP Morgan 2025 Sepiapterin Demonstrates Potential to Meet Unmet Need for Majority of PKU Patients 13 Evidence of diet liberalization with ~50% of patients exceeding Recommended Daily Allowance for protein Efficacy across all key subgroups in Phase 3 APHENITY trial including patients with classical PKU Significant and meaningful Phe lowering with 84% of patients reaching target Phe levels (<360µmol/L) Dual mechanism of action provides stronger cofactor effect and enables efficacy in non-BH4 responsive mutations

PTC Therapeutics – JP Morgan 2025 Physician and Patient Statements Reflect Enthusiasm for Sepiapterin “I'm excited about the opportunity to offer sepiapterin to all my patients ” – Ania C. Muntau, MD, Professor of Pediatrics, Chair, University Children's Hospital, University Medical Center, Hamburg Eppendorf, Germany Anecdotes on social media from patients about being able to liberalize their diets and “enjoy meat, fish, and chicken ” while maintaining Phe control 14 “Impressively, several participants with classical PKU…who had not shown response to sapropterin…showed clinically meaningful response to sepiapterin ” – Cary O. Harding, MD, The Lancet, Volume 404, Issue 10460, 1284 - 1286

PTC Therapeutics – JP Morgan 2025 APHENITY Results Support Potential to Address All Key PKU Population Segments 15 Therapy-Naive Patients Including Classical PKU Patients Who Are Not Well Controlled by Current Therapies Patients Who Have Failed on Current Therapies Greater than $1 Billion Potential Revenue Opportunity Failed Current Therapies

PTC Therapeutics – JP Morgan 2025 Experienced U.S. Team Preparing for Planned 2025 Launch 16 HCPs engaged through multifaceted approach Centers of Excellence & prescribers mapped Payer & access discussions initiated Patient & community partnerships established

17 PTC Therapeutics – JP Morgan 2025 Vatiquinone FA Program Olivia living with FA

PTC Therapeutics – JP Morgan 2025 Vatiquinone Has Potential to be First Approved Treatment for Children with Friedreich’s Ataxia Vatiquinone data support safety and efficacy for children and adults with FA NDA based on findings of efficacy from MOVE-FA placebo-controlled study and two long-term studies NDA filing acceptance expected in February 2025 with approval decision potentially by August 2025 Additional marketing authorization submissions planned in 2025 18

PTC Therapeutics – JP Morgan 2025 Vatiquinone Demonstrated Meaningful Slowing of Short- and Long-term Disease Progression 19 Vatiquinone Placebo Mean Change from Baseline in mFARS Upright Stability score (+/- SE) ee 42% slowing p=0.021 4.8-point benefit (p<0.0001) on mFARS** over 2 years in ambulatory and non-ambulatory adults 50% slowing (p<0.0001) of disease progression over 3 years** in MOVE-FA long-term extension study Long-term Extension Studies 72-week Placebo-Controlled Trial* *MOVE-FA did not meet its primary endpoint of statistically significant change in total mFARS at 72 weeks **Relative to matched FACOMS (Friedreich’s Ataxia Clinical Outcome Measures Study) natural history cohort

Vatiquinone Profile Supports Significant Commercial Opportunity Including All Friedreich's Ataxia Patients

~6,000 U.S. patients, ~1/3 are pediatric; global prevalence of ~25,000

Efficacy and safety data support opportunity for patients of all ages

Launch preparations underway including CoE and physician mapping

Strong 10+ year partnership with FA patient advocacy groups

20 | PTC Therapeutics – *JP Morgan 2025*

21 PTC Therapeutics – JP Morgan 2025 PTC518 HD Program April living with HD

PTC Therapeutics – JP Morgan 2025 Key Attributes of PTC518 Drive Differentiation Orally bioavailable Uniform mHTT lowering in all regions of the brain Highly selective and specific for HTT target Achieves excellent and broad CNS exposure Safe and well tolerated in clinical trials 22 Reduces HTT protein in the CNS & periphery

PTC Therapeutics – JP Morgan 2025 Month 12 Interim Readout Met All Key Safety and Efficacy Objectives (June 2024) Dose-dependent and durable lowering of mHTT protein in blood PTC518 was well tolerated with no treatment-related NfL spikes Dose-dependent lowering of CSF mHTT protein levels Dose-dependent trends of benefit on key clinical scales (TMS, cUHDRS) 23

PTC Therapeutics – JP Morgan 2025 Planned Data Update in Q2 2025 to Include 12-month Results for Additional ~100 Subjects Safety and tolerability of PTC518 Percent reduction in blood mHTT protein Percent reduction in CSF mHTT protein Changes in clinical scores (cUHDRS, TMS, TFC) Readout will include both Stage 2 and 3 subjects Results to Support Regulatory Discussions on Accelerated Approval Potential 24

PTC Therapeutics – JP Morgan 2025 Development and Commercialization Collaboration Expected to close in Q1 2025, subject to customary closing conditions, including regulatory clearance. Refer to press release dated December 2, 2024 for additional details. Novartis to fund development activities following completion of PIVOT-HD $1 billion upfront payment 40% U.S. profit share, double-digit tiered royalties on ex-U.S. sales Up to $1.9 billion in development, regulatory and sales milestones 25

PTC Therapeutics – JP Morgan 2025 Validated Splicing Platform Provides Source of Innovative and Valuable Therapies PTC has pioneered discovery and development of oral splicing therapies Additional early-stage programs targeting non-CNS indications Platform innovations such as PTSeek accelerate discovery of novel splicing therapies Multiple active CNS programs advancing towards clinic 26

PTC Therapeutics – JP Morgan 2025 Inflammation & Ferroptosis Programs Targeting CNS and Non-CNS Disorders Focused on novel targets key to inflammation and oxidative stress Active programs targeting CNS and non-CNS disorders Phase 2 ready DHODH inhibitor program for neuroinflammation indications NLRP3 inhibitor program entering IND-enabling studies Preclinical program targeting alpha synuclein for Par inson’s disease Preclinical program targeting nrf2 activation for both CNS and peripheral indications 27

PTC Therapeutics – JP Morgan 2025 PTC Vision for Successful 2025 and Beyond Path to $2 Billion Topline Revenue Highly Differentiated and Innovative R&D Platforms Business Development to Accelerate Revenue Growth Cash Flow Break Even 28

PTC Therapeutics – JP Morgan 2025

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PTC Therapeutics – JP Morgan 2025